UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported)
June 25, 2025

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	61-0979818 (IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, Kentucky (Address of principal executive offices)	41502 (Zip code)

(606) 432-1414
(Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock (Title of class)

CTBI (Trading symbol)		The NASDAQ Global Select Market (Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act □

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 25, 2025, Community Trust Bancorp, Inc.’s (“CTBI”) Board of Directors appointed David L. Baird as a director, effective immediately.  The addition of Mr. Baird expands CTBI’s Board of Directors (the “Board”) to ten members.  Mr. Baird is expected to be named to the Risk and Compliance Committee of the Board.

In connection with his service as a non-employee director, Mr. Baird will be compensated in accordance with CTBI’s standard compensation policies and practices for non-employee directors of the Board as described in CTBI’s Proxy Statement for its 2025 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 21, 2025.

Mr. Baird does not have any family relationships with any of CTBI’s directors or executive officers.  He is a shareholder in Baird and Baird, P.S.C., a law firm that provided services to CTBI and its subsidiaries during previous years and has been retained during the fiscal year 2025.  Approximately $0.5 million in legal fees and $0.1 million in expenses paid on behalf of CTBI, $0.6 million total, were paid to this law firm during 2024.

For further information regarding Mr. Baird, please see the attached press release included as Exhibit 99.1.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 26, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Dated: June 26, 2025	/s/ Mark A. Gooch
Mark A. Gooch
Chairman, President, and Chief Executive Officer